SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 14, 2017 (July 10, 2017)

One Horizon Group, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

T1-017 Tierney Building, University of Limerick, Limerick, Ireland.

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+353-61-518477

 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On July 10, 2017, the Board of Directors of One Horizon Group, Inc. (the “Company”) voted to approve amending the previously filed Certificate of Designation for its shares of Series A Convertible Preferred Stock (the “Series A Shares”) to extend the date on which the Series A Shares would automatically convert into such number of fully paid and non-assessable shares of Common Stock, until February 1, 2018, as will cause the holders to own an aggregate of 555,556 shares of the Company’s common stock and adjust the conversion price of the Series A Shares from $35.10 per share to $1.80 per share. All of the holders of the Company’s Series A Shares voted unanimously to approve the Amendment.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation or Preferences, Rights and Limitations of Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: July 14, 2017	By:	/s/ Brian Collins
Brian Collins
Chief Executive Office and President